                                                                   EXHIBIT 8



                   [MASLON EDELMAN BORMAN & BRAND LETTERHEAD]



                                December 19, 1997

Grand Casinos, Inc.
130 Chesire Lane
Minnetonka, MN  55305

        Re:     Registration Statement on Form S-4


Ladies and Gentlemen:

        We have acted on behalf of Grand Casinos, Inc. (the "Company") in connection with a Registration Statement on Form S-4, as amended (File No. 333-39009) (the "Registration Statement"), originally filed with the Securities and Exchange Commission on October 29, 1997, relating to an offer to exchange all of the Company's outstanding 9% Series A Senior Notes Due 2004 for the Company's 9% Series B Senior Notes Due 2004.

        Our opinion is based upon existing law and currently applicable Treasury Department regulations, current published administrative positions of the Internal Revenue Service contained in revenue rulings and revenue procedures, and judicial decisions, all of which are subject to change prospectively and retroactively.

        We have participated in the preparation of the discussion set forth under the heading "Certain Federal Income Tax Considerations" in the Prospectus that is part of the Registration Statement. Such discussion represents our opinion as to the material federal income tax consequences of the Exchange Offer under currently applicable law and such discussion is specifically incorporated by reference in this opinion.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Certain Federal Income Tax Considerations" and elsewhere in the Prospectus that is part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                         Sincerely,


                                         /s/ MASLON EDELMAN BORMAN & BRAND, LLP